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                                                            EXHIBIT 10.8


                BAYBANKS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Third Amendment
                                ---------------


The BayBanks Supplemental Executive Retirement Plan is hereby amended effective as of October 27, 1994, as follows:


        1. Subsection 4.1(e) is amended by deleting the words "BayBanks, Inc. Plan Supplementing Statutory Severance Pay" in each place they appear, and by inserting in their place the words "BayBanks, Inc. Severance Benefits Plan".


        2. Subsection 4.1(e)(iii) is amended in its entirety to read as follows:

        "(iii) For purposes of this subsection (e), a CHANGE IN CONTROL OF BAYBANKS, INC. (hereinafter in this subsection "the Corporation") shall be deemed to have occurred upon the occurrence of any of the following:

        (A) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Corporation's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Corporation by (1) one or more employee benefit plans or related trusts established for the benefit of the employees of the Corporation or any Affiliate of the Corporation; or (2) any Person when such acquisition (A) is effected primarily to prevent the Corporation from being declared insolvent and
(B) is approved by the Board of Directors of the Corporation (the "Board").

        (B) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be
(1) those members of the Board who were Directors as of October 27, 1994, and who have served continuously as Directors since such date, and (2) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Corporation's stockholders at the beginning of his or her current tenure was approved by a


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vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

        (C) The approval by the Corporation's stockholders of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Corporation, or similar transaction (a "Business Combination"), unless all of the following conditions are met, with such conditions being applied as of the date of such approval as if the Business Combination were consummated on such date on the terms then specified in the agreement or plan providing for the Business Combination:

              (1) the individuals and entities who are the beneficial owners of the Corporation's Outstanding Voting Securities as of the date of such approval would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Corporation or all or substantially all of the Corporation's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Corporation's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Corporation's Outstanding Voting Securities;

              (2) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Corporation or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed prior to the Business Combination; and

              (3) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the
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        execution of the initial agreement or of the action of the Board
        providing for   such Business Combination.

        (D) Approval by the Corporation's stockholders of a liquidation or dissolution of the Corporation (unless the liquidation or dissolution is part of a Business Combination excepted from clause (C) above)."


                                        THE CORPORATE COMPENSATION
                                        COMMITTEE OF BAYBANKS, INC.


                                        By: /s/ Ilene Beal
                                            -----------------------------------
                                            Executive Vice President

                                        Dated: November 2, 1994
                                               --------------------------------

        BayBanks, Inc. hereby consents to the foregoing Third Amendment.

                                        BAYBANKS, INC.


                                        By: /s/ Ilene Beal
                                            ----------------------------------
                                            Executive Vice President

                                        Dated: November 2, 1994
                                               --------------------------------